NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:
Scott Hamilton
Public & Investor Relations
(303) 214-5563
scott.hamilton@hartehanks.com

HARTE HANKS APPOINTS A NEW INDEPENDENT DIRECTOR TO ITS BOARD

SAN ANTONIO, Texas – July 9, 2018 – Harte Hanks (NYSE: HHS) today announced it has appointed John H. “Jack” Griffin, Jr. to its Board of Directors, effective July 5, 2018, to fill the seat held by William F. Farley, whose resignation was previously announced and became effective upon Mr. Griffin’s appointment.

Mr. Griffin is currently Managing Director at Oaklins DeSilva+Phillips, a media advisory firm. His previous media and operational experience includes CEO of Tribune Publishing, CEO of Empirical Media, Senior Advisor at Alix Partners, CEO at Time, Inc., and Group President of Meredith Publishing Group.

“We welcome Jack to our Board. His extensive experience in media, digital transformation, operations, and financial transactions will be a great benefit to Harte Hanks’ Board and business,” commented Al Tobia, Chairman of the Board. “Jack’s appointment marks another milestone in the company’s governance and Board review and refreshment process, with the Board adding new directors with significant domain expertise.”

Mr. Tobia continued, “I would personally like to thank Bill Farley for his dedication and years of service on behalf of Harte Hanks. We wish Bill well in his future endeavors.

“Jack and our three other new directors who joined the board June 15, 2018 (Timothy J. “Bant” Breen, Maureen E. O’Connell and Martin F. Reidy), bring significant experience from a wide array of marketing service businesses. They will provide valuable strategic and operational guidance helping us capitalize on the opportunities in the dynamic data-driven marketing ecosystem,” stated Karen Puckett, CEO of Harte Hanks.

“Harte Hanks has a strong brand, impressive client roster, and is well-positioned in the dynamic marketing services market,” commented Jack Griffin. “I am honored to join the Board during a time of opportunity driven by personalized data-driven marketing requiring deep data capability, marketing technology, and strategic and creative expertise.”

About Jack Griffin:
Jack is Managing Director at Oaklins DeSilva+Phillips, an advisory firm in New York City focused on mid-market M&A transactions, valuations and restructurings for firms in media, marketing services, information, education and health care communications. Previously, as CEO of Tribune Publishing, Jack led the spin-off of the Newspaper Division from Tribune Company into a separate publicly-traded company. Before Tribune, Jack founded and was CEO of Empirical Media LLC, a consulting firm that assisted legacy media companies with digital transition, restructuring and strategic planning. Before that, he was a Senior Advisor at Alix Partners LLP, restructuring firm. In former operating roles, Jack was CEO at Time, Inc., and Group President of Meredith Publishing Group. Earlier in his career Jack was President of Parade magazine, and VP of Operations at McCall’s/The New York Times Company. Jack received his Master’s Degree of Public Management from Yale University School of Management; and his Bachelor of Arts, Philosophy (Cum Laude) from Boston College.

About Harte Hanks:
Harte Hanks is a global marketing services firm specializing in multi-channel marketing solutions that connect our clients with their customers in powerful ways. Experts in defining, executing and optimizing the customer journey, Harte Hanks offers end-to-end marketing services including consulting, strategic assessment, data, analytics, digital, social, mobile, print, direct mail and contact center. From visionary thinking to tactical execution, Harte Hanks delivers smarter customer interactions for some of the world’s leading brands. Harte Hanks’ approximately 4,000 employees are located in North America, Asia-Pacific and Europe. For more information, visit Harte Hanks at www.hartehanks.com, call 800-456-9748, or email us at pr@hartehanks.com. Follow us on Twitter @hartehanks or Facebook at https://www.facebook.com/HarteHanks.

As used herein, “Harte Hanks” or “the Company” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks.

Note Regarding Forward-looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions based on expectations and projections about future events, and are not statements of historical fact. You can identify forward-
looking statements by the use of forward-looking terminology such as “plan”, “continue”, “expect”, “anticipate”, “intend”, “predict”, “project”, “estimate”, “likely”, “believe”, “might”, “seek”, “may”, “remain”, “potential”, “can”, “should”, “could”, “future” and similar expressions, or the negative of those expressions. These forward-looking statements include the Company’s beliefs or expectations relating to the director appointment discussed above. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results to be materially different from any future results expressed or implied by such forward-looking statements. All forward-looking statements are based on information available to the Company as of the date of this press release, and the Company assumes no obligation to update such statements.

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